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                                         SELECTED DEALER AGREEMENT
                                         FOR INVESTMENT COMPANIES MANAGED
                                         BY A I M ADVISORS, INC.

                                         TO THE UNDERSIGNED SELECTED DEALER:

Gentlemen:

A I M Distributors, Inc., is the exclusive national distributor of shares (the "Shares") of the registered investment companies for which we now or in the future act as underwriter, as disclosed in each Fund's prospectus, which may be amended from time to time by us (the "Funds"). You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), or, if a foreign dealer, that you agree to abide by all of the rules and regulations of the NASD for purposes of this Agreement (which you confirm by your signature below). In consideration of the mutual covenants and representations stated herein, you and we hereby agree as follows:

1. Sales of Shares through you will be at the public offering price of such Shares (the net asset value of the Shares plus any sales charge applicable to such Shares (the "Sales Charge")), as determined in accordance with the then effective prospectus or Statement of Additional Information used in connection with the offer and sale of Shares (collectively, the "Prospectus"), which public offering price may reflect scheduled variations in, or the elimination of, the Sales Charge on sales of the Funds' Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. You agree that you will apply any scheduled variation in, or elimination of, the Sales Charge uniformly to all offerees in the class specified in the Prospectus.

2. You agree to purchase Shares solely through us and only for the purpose of covering purchase orders already received from customers or for your own bona fide investment. You agree not to purchase for any other securities dealer unless you have an agreement with such other dealer or broker to handle clearing arrangements and then only in the ordinary course of business for such purpose and only if such other dealer has executed a Selected Dealer Agreement with us. You also agree not to withhold any customer order so as to profit therefrom.

3. The procedures relating to the handling of orders shall be subject to instructions which we will forward from time to time to all selected dealers with whom we have entered into a Selected Dealer Agreement. The minimum initial order shall be specified in the Funds' then current Prospectuses. All purchase orders are subject to receipt of Shares by us from the Funds concerned and to acceptance of such orders by us. We reserve the right in our sole discretion to reject any order.

4. With respect to the Funds, the Shares of which are indicated in that Fund's Prospectus as being sold with a Sales Charge (the "Load Funds"), you will be allowed the concessions from the public offering price provided in the Load Funds' Prospectus and/or periodic instruction from us. With respect to the Funds, the Shares of which are indicated in that Fund's Prospectus as being sold with a contingent deferred sales charge or early withdrawal charge (the "CDSC Funds"), you will be paid a commission as disclosed in the CDSC Fund's Prospectus and/or periodic instructions from us. With respect to the Funds whose Shares are indicated as being sold without a Sales Charge or a contingent deferred sales charge (the "No-Load Funds"), you may charge a reasonable administrative fee. For the purposes of this Agreement the term "Dealer Commission" means commissions or concessions payable to you as disclosed in the Funds' Prospectuses and the terms "Sales Charge" and "Dealer Commission" apply only to the Load

       Funds and the CDSC Funds. All Dealer Commissions are subject to change without notice by us and will comply with any changes in regulatory requirements. You agree that you will not combine customer orders to reach breakpoints in commissions for any purpose whatsoever unless authorized by the Prospectus or by us in writing.

5. You agree that your transactions in Shares of the Funds will be limited to (a) the purchase of Shares from us for resale to your customers at the public offering price then in effect or for your own bona fide investment, (b) exchanges of Shares between Funds, as permitted by the Funds' then current registration statement (which includes the Prospectus) and in accordance with procedures as they may be modified by us from time to time, and (c) transactions involving the redemption of Shares by a Fund or the repurchase of Shares by us as an accommodation to shareholders or where applicable, through tender offers. Redemptions by a Fund and repurchases by us will be effected in the manner and upon the terms described in the Prospectus. We will, upon your request, assist you in processing such orders for redemptions or repurchases. To facilitate prompt payment following a redemption or repurchase of Shares, the owner's signature shall appear as registered on the Funds' records and, as described in the Prospectus, it may be required to be guaranteed by a commercial bank, trust company or a member of a national securities exchange.

6. Sales and exchanges of Shares may only be made in those states and jurisdictions where the Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified.

7. We shall accept orders only on the basis of the then current offering price. You agree to place orders in respect of Shares immediately upon the receipt of orders from your customers for the same number of Shares. Orders which you receive from your customers shall be deemed to be placed with us when received by us. Orders which you receive prior to the close of business, as defined in the Prospectus, and placed with us within the time frame set forth in the Prospectus shall be priced at the offering price next computed after they are received by you. We will not accept from you a conditional order on any basis. All orders shall be subject to confirmation by us.

8. Your customer will be entitled to a reduction in the Sales Charge on purchases made under a Letter of Intent or Right of Accumulation described in the Prospectus. In such case, your Dealer Commission will be based upon such reduced Sales Charge; however, in the case of a Letter of Intent signed by your customer, an adjustment to a higher Dealer Commission will thereafter be made to reflect actual purchases by your customer if he should fail to fulfill his Letter of Intent. When placing wire trades, you agree to advise us of any Letter of Intent signed by your customer or of any Right of Accumulation available to him of which he has made you aware. If you fail to so advise us, you will be liable to us for the return of any Dealer Commission plus interest thereon.

9. You and we agree to abide by the Conduct Rules of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder.

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       Your expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or a violation by you of applicable state and federal laws and rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon notice received by you from us. You agree that it is your responsibility to determine the suitability of any Shares as investments for your customers, and that AIM Distributors has no responsibility for such determination.

10. With respect to the Load Funds and the CDSC Funds, and unless otherwise agreed, settlement shall be made at the offices of the Funds' transfer agent within three (3) business days after our acceptance of the order. With respect to the No-Load Funds, settlement will be made only upon receipt by the Fund of payment in the form of federal funds. If payment is not so received or made within ten (10) business days of our acceptance of the order, we reserve the right to cancel the sale or, at our option, to sell the Shares to the Funds at the then prevailing net asset value. In this event, or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby.

11. If any Shares of any of the Load Funds sold to you under the terms of this Agreement are redeemed by the Fund or repurchased for the account of the Funds or are tendered to the Funds for redemption or repurchase within seven (7) business days after the date of our confirmation to you of your original purchase order therefore, you agree to pay forthwith to us the full amount of the Dealer Commission allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We also agree to pay to the Fund the amount of our share of the Sales Charge on the original sale of such Shares.

12. Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

13. We reserve the right in our discretion without notice to you to suspend sales or withdraw any offering of Shares entirely, to change the offering prices as provided in the Prospectus or, upon notice to you, to amend or cancel this Agreement. You agree that any order to purchase Shares of the Funds placed by you after notice of any amendment to this Agreement has been sent to you shall constitute your agreement to any such amendment.

14. In every transaction, we will act as agent for the Fund and you will act as principal for your own account. You have no authority whatsoever to act as our agent or as agent for the Funds, any other Selected Dealer or the Funds' transfer agent and nothing in this Agreement shall serve to appoint you as an agent of any of the foregoing in connection with transactions with your customers or otherwise.

15. No person is authorized to make any representations concerning the Funds or their Shares except those contained in the Prospectus and any such information as may be released by us as information supplemental to the Prospectus. If you should make such unauthorized representation, you agree to indemnify the Funds and us from and against any and all claims,

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       liability, expense or loss in any way arising out of or in any way connected with such representation.

16. We will supply you with copies of the Prospectuses of the Funds (including any amendments thereto) in reasonable quantities upon request. You will provide all customers with a prospectus prior to or at the time such customer purchases Shares. You will provide any customer who so requests a copy of the Statement of Additional Information within the time dictated by regulatory requirements, as they may be amended from time to time.

17. You shall be solely responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions.

18. No advertising or sales literature, as such terms are defined by the NASD, of any kind whatsoever will be used by you with respect to the Funds or us unless first provided to you by us or unless you have obtained our prior written approval. You agree to indemnify us against any and all claims, liability, expense or loss in any way arising out of your use of any such advertising or sales literature not so provided or approved.

19. You shall be responsible for complying with all applicable money laundering laws, regulations, and government guidance, including cash and suspicious activity reporting and recordkeeping requirements and to have adequate policies, procedures and internal controls in place to ensure compliance. You shall provide us, upon request and within a reasonable time, copies of your Bank Secrecy Act and/or anti-money laundering compliance programs or materials, including policies and procedures for complying with the Bank Secrecy Act and money laundering laws and regulations, "Know Your Customer" policies and procedures, and procedures for identifying and reporting suspicious transactions. This request of information shall not in any way be construed or impose any obligation upon us to review and ensure the accuracy or adequacy of any of your policies or procedures.

20. You represent that you have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (i) insure the security and confidentiality of your customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (iii) protect against unauthorized access to or use of your customer records or information that could result in substantial harm or inconvenience to any customer; (iv) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) otherwise ensure your compliance with the Securities and Exchange Commission's Regulation S-P. You agree to indemnify us against any and all claims, liability, expense or loss in any way arising out of your failure to adopt and implement these and such other privacy or confidentiality procedures that may in the future be required by law or regulation.

21. You represent and acknowledge that you have read and understand the "Exchange Conditions" section, as disclosed in each Fund's Prospectus. You further represent and acknowledge your understanding that the "Exchange Conditions" are designed to deter and prevent excessive short-term trading and market-timing, and that these conditions will be strictly enforced.

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22. All expenses incurred in connection with your activities under this Agreement shall be borne by you.

23. This Agreement shall not be assignable by you. This Agreement shall be constructed in accordance with the laws of the State of Texas without regard to its conflict of laws provisions.

24. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the NASD.

25. This Agreement constitutes the entire agreement between the undersigned and supersedes all prior oral or written agreements between the parties hereto.

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                                                     A I M DISTRIBUTORS, INC.


Date:                                                   By: X
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The undersigned accepts your invitation to become a Selected Dealer and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of Prospectuses for use in connection with offers and sales of the
Funds.



    Date                                                    By: X
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                                                                   Signature


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                                                                   Print Name        Title


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                                                                   Dealer's Name


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                                                                   Address


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                                                                   Telephone





                      Please sign both copies and return one copy of each to:


                      A I M Distributors, Inc.
                      11 Greenway Plaza, Suite 100
                      Houston, Texas 77046-1173


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